EXHIBIT 23.0


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


September 21, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Can-Cal Resources Ltd.
     Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 4, 2004, relating to the financial statements of Can-Cal Resources Ltd.

Sincerely,


/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC